Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

NCI Building Systems, Inc. Form S-8	File No. 333-186467
NCI Building Systems, Inc. Form S-8	File No. 333-176737
NCI Building Systems, Inc. Form S-8	File No. 333-193057
NCI Building Systems, Inc. Form S-8	File No. 333-173417
NCI Building Systems, Inc. Form S-8	File No. 333-172822
NCI Building Systems, Inc. Form S-8	File No. 333-166279
NCI Building Systems, Inc. Form S-8	File No. 333-162568
NCI Building Systems, Inc. Form S-8	File No. 333-139983
NCI Building Systems, Inc. Form S-8	File No. 333-124266
NCI Building Systems, Inc. Form S-8	File No. 333-111142
NCI Building Systems, Inc. Form S-8	File No. 333-111139
NCI Building Systems, Inc. Form S-8	File No. 333-34899
NCI Building Systems, Inc. Form S-8	File No. 333-14957
NCI Building Systems, Inc. Form S-8	File No. 333-12921
NCI Building Systems, Inc. Form S-3	File No. 333-210467
NCI Building Systems, Inc. Form S-3	File No. 333-156448

of our reports dated January 9, 2017, with respect to the consolidated financial statements of NCI Building Systems, Inc. and the effectiveness of internal control over financial reporting of NCI Building Systems, Inc. included in this Annual Report (Form 10-K) of NCI Building Systems, Inc. for the year ended October 30, 2016.

/s/ Ernst & Young LLP

Houston, Texas
January 9, 2017